As filed with the Securities and Exchange Commission on November 21, 1996
                            Registration No. 33-81058

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                        Post-effective Amendment No. Nine

                                    Form S-1/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               P A N A C O, I n c.
             (Exact name of registrant as specified in its charter)

           Delaware                             1311                          43-1593374
(State or other jurisdiction of       (Primary Standard Industrial          (I.R.S. Employer
incorporation or organization)          Classification Code Number)          Identification No.)

                         1050 West Blue Ridge Boulevard
                                Panaco  Building
                            Kansas City, MO 64145-1216
                                 (816) 942-6300
                    (Address, including  ZIP code, and telephone
                     number, including area code, of registrant's
                            principal  executive offices)

                              ------------------------

           --------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933.


     Registrant files this Registration Statement pursuant to Rule 477 to withdraw the remaining 1,280,891 shares of voting common stock of the Registrant, registered pursuant to Registration Statement No. 33-81058. Registrant is filing a new Registration Statement on Form S-1 to register shares of Registrant's voting common stock for sale. Withdrawal of Registration Statement No. 33-81058 is consistent with the public interest and the portection of investors.

                                                    SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri on November 20, 1996.

                                                   PANACO, INC.


                                               By: \s\ H. James Maxwell
                                               H. James Maxwell, President & CEO

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                             Title                                  Date


\s\ H. James Maxwell                        Chairman of the Board, Chief Executive Officer,              11/20/96
H. James Maxwell,                           President, and Director (principal executive officer)


\s\ Bob F. Mallory                          Chief Operating Officer, Executive Vice President,           11/20/96
Bob F. Mallory                              and Director


\s\ Todd R. Bart                            Chief Financial Officer, Secretary, and                      11/20/96
Todd R. Bart                                Treasurer


          *                                 Executive Vice President and Director                        11/20/96
Larry M. Wright


          *                                 Director                                                     11/20/96
N. Lynn Sieverling


          *                                 Director                                                     11/20/96
A. Theodore Stautberg


*By:     \s\ H. James Maxwell
         H. James Maxwell
         Attorney-in-Fact